LICENSE AGREEMENT

       This License Agreement ("Agreement") is made and entered into effective June 25, 1999 by and between Century Rubber, LLC, a
California Limited Liability Company ("Century" or "Licensor") and Industrial Rubber Innovations, Inc., a Florida corporation ("IRI" or "Licensee").

                               RECITALS

       A. WHEREAS, Licensee acknowledges that Licensor is the sole and exclusive owner of the entire right, title and interest, together with all goodwill and intellectual property connected therewith, in and to that certain and specific rubber compound formula identified as NS 500 and held by Henry Noto, Esq., 1318 K Street, Bakersfield, CA 93301 (the "Formula").

       B. WHEREAS, Licensee desires to obtain the exclusive right to manufacture, market, sell, and distribute products made from or derived from the Formula.

       C. WHEREAS, Licensor is willing to permit the manufacture, marketing, sale, and distribution of products made from or derived from the Formula by Licensee upon the terms, conditions, and covenants set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.     GRANT OF LICENSE.

       A. Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee and Licensee hereby accepts the EXCLUSIVE, NON-TRANSFERABLE right, license, and privilege to manufacture, market, sell, and distribute products made from or derived from the Formula (the "Licensed Products") to the WORLD-WIDE marketplace/territory.

       B. The term of this Agreement and license hereby granted shall commence on the date this Agreement is executed and shall continue indefinately unless terminated in accordance with Paragraph 7 hereof. During the term of this Agreement, provided Licensee has fulfilled all of its obligations hereunder and is not otherwise in breach of this Agreement, Licensor will not license the Formula to or permit the manufacture, marketing, sale, or distribution of Licensed Products by another person or entity.

       C. As a material term of this Agreement, Licensor acknowledges and agrees that Licensee shall be granted the option to acquire a license for any and all future formulas and products developed, held, or owned by Licensor ("Future Products") for so long as this Agreement is in effect, said license to be on terms agreed upon between the parties. In addition, Licensee is hereby granted a right of first refusal to acquire a license for any and all Future Products on terms identical to those offered by any other party.

2.     TERMS OF PAYMENT.

       A. Licensee agrees to pay to Licensor as fees for the use of the Formula the sum of one dollar ($1.00).

3.     LICENSOR'S TITLE AND PROTECTION OF LICENSOR'S RIGHTS.

       3.1 Licensee agrees that it will not during the term of this Agreement or thereafter attack the title or any rights of Licensor in and to the Formula or attack the validity of this Agreement. Licensee agrees to assist Licensor and to cooperate fully with Licensor to procure any protection or to protect any of the rights of Licensor to the Formula or any patent, trademark, service mark, trade name or copyrights or any other protection or right pertaining thereto. Licensee shall promptly notify Licensor in writing of any infringement or imitations by others of Licensor's rights in the Formula which may come to Licensee's attention, and Licensor shall have the sole right, in its discretion, to determine whether or not any action shall be taken on account of such infringement or imitations. Licensor may prosecute an action for infringement and join Licensee in such action.

       3.2     Disclosure of Confidential Information.

        (a) Licensee shall not, during the term of this Agreement and thereafter, communicate, divulge, or use for the benefit of himself or any other person, partnership, association, or corporation, either directly or indirectly, any information or knowledge concerning the Formula and any information which may be communicated to Licensee by Licensor during the term of this Agreement.

        (b) Licensee covenants and agrees that during the term of this Agreement he will not do any act or fail to do any act which may be prejudicial or injurious to the business and goodwill of Licensor.

4.     INDEMNIFICATION AND INSURANCE.

       Licensee agrees to assume full responsibility for compliance with all laws in connection with the manufacture and/or sale of the Licensed Products. Licensor assumes no liability to Licensee or any third party with respect to the Licensed Products. Licensee hereby agrees to indemnify, defend and hold harmless Licensor and Licensor's officers, directors, shareholders, members, managers, agents, employees, representatives, suppliers and related companies against any and all claims, suits, loss and damage arising out of, based upon, or in connection with the Licensed Products including, without limitation, those arising out of any alleged defect thereon or infringement thereby of any alleged patent, trademark, copyright, trade secret, contractual statutory or judicially created rights of others. Licensee agrees that it will obtain and maintain in full force and effect during the entire term of this Agreement comprehensive general liability, property damage and product liability insurance acceptable to Licensor in its sole discretion.

5.     DISTRIBUTION.

       Licensee agrees that during the term of this Agreement, at no expense to Licensor, it will diligently and continuously, and to the greatest extent possible, manufacture, promote, distribute and sell the Licensed Products.

6.     RECORDS.

       Licensee agrees to keep accurate books of account and records covering all transactions relating to the license hereby granted. Licensor and its duly authorized representatives shall have the right at reasonable times to examine said books of account and records, including without limitation, any available summaries and/or reports with respect to the Formula or this Agreement, and the right at any reasonable time upon five (5) days prior notice to audit Licensee's business with respect to the Formula.

7.     TERMINATION.

       Licensor shall have the right to terminate this Agreement immediately in any of the following events:

       (a) If Licensee shall fail to perform any condition or covenant provided for in this Agreement within thirty (30) days after written notice of such failure; Provided, however, that in the event of any breach of this Agreement by Licensee, Licensor shall provide written notice to Licensee and Licensee shall have a period of ten (10) days to correct the breach without risk of termination of this Agreement.

       (b) If Licensee during the term of this Agreement becomes insolvent or files any petition under any bankruptcy act, whether state or federal, or is adjudicated a bankrupt, or an insolvency proceeding is instituted against Licensee, or any receiver is appointed for Licensee's business or property, or any trustee in bankruptcy is appointed for Licensee.

8.     PROCEDURE ON TERMINATION OR EXPIRATION.

       Upon the termination or expiration of this Agreement, Licensee may dispose of any Licensed Products then on hand, but only in conformity with the following express conditions:

       (a) Licensee shall deliver to Licensor a complete inventory of Licensed Products on hand not later than thirty (30) days following the effective date of expiration or service of the notice of termination, whichever occurs first;

       (b)     Licensee shall not cause any further Licensed
Products to be manufactured after termination or service of termination, whichever occurs first;

       (c) The Licensed Products specified in the inventory furnished to Licensor pursuant to the provisions of paragraph 8(a) hereof may be sold only during a period of one hundred twenty (120) days after the effective date of expiration or termination. Following the 120 period, any Licensed Products specified in the inventory but not sold shall be delivered to Licensor.

9.     EFFECT OF TERMINATION OR EXPIRATION.

       Upon and after the expiration or termination of this Agreement, (i) all rights granted to Licensee hereunder shall forthwith revert to Licensor, and (ii) Licensee shall refrain from further use of the Formula or any further reference to the Formula, direct or indirect, in connection with the manufacture, sale or distribution of Licensee's products, except as provided in paragraph 8.

10.    FORCE MAJEURE.

       In the event that either party hereto is delayed or hindered from the performance of any act required hereunder by reason of strike, lockouts, prohibitive governmental laws or regulation, riots, war or other reasons of a like nature beyond the control of such party, then performance of such acts shall be excused for the period of the delay and the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay but in no event shall said performance period be extended more than one hundred twenty (120) days.

11.    NOTICES.

       All notices or other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile or three (3) days after being mailed by first class registered or certified mail, return receipt requested, properly addressed to Licensor and to Licensee at the following addresses:

        If to Licensor:  Century Rubber, LLC
                 6801 McDivitt Drive
                 Bakersfield, CA 93313
                 Attn: Steven Tieu
                 Facsimile (661) 833-8088

        If to Licensee: Industrial Rubber Innovations, Inc.
                 6801 McDivitt Drive
                 Bakersfield, CA 93313
                 Attn: John Proulx, President
                 Facsimile (661) 833-8088

        with a copy to: The Law Offices of M. Richard Cutler
                 610 Newport Center Drive, Suite 800
                 Newport Beach, CA 92660
                 Attn: Brian A. Lebrecht, Esq.
                 Facsimile (949) 719-1988

        Any party may change its address for receiving notices hereunder by written notice to the other parties.

12.    NO ASSIGNMENT OR SUBLICENSE.

       This Agreement is personal to Licensee and neither this Agreement nor any of the rights or duties hereunder may be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law.

13.     PARTIES.

        This Agreement shall inure to the benefit of and be binding upon Licensor and Licensee, and their respective affiliates, officers, directors, registered representatives, employees and persons who control or are under the control of Licensor and Licensee and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.

14.     VALIDITY OF AGREEMENT.

        The invalidity of any portion of this Agreement shall not affect the validity of the remainder thereof.

 15.    ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the Formula of this Agreement. No amendment or addition to, or modification of, any provision contained in this Agreement shall be effective unless fully set forth in writing signed by all of the parties hereto.

16.     FURTHER ASSURANCES.

        Each of the parties hereto agrees on behalf of such party, his, her or its successors and assigns, that such party will, without further consideration, execute, acknowledge and deliver such other documents and take such other action as may be necessary or convenient to carry out the purposes of this Agreement.

17.     ATTORNEY'S FEES.

        If either party fails to perform any of its obligations hereunder, or if a dispute arises concerning the meaning of interpretation of any provision of this Agreement, the defaulting party or the party not prevailing such in dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights under, including, without limitation, court costs and reasonable attorneys' fees.

18.     GOVERNING LAW AND SUPERSESSION; VENUE.

        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California and shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the Formula hereof. Each of the parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Kern County, California.

19.     NO PARTNERSHIP.

        Nothing herein contained shall be construed to constitute an association, partnership, unincorporated business or any other entity between Licensor and Licensee.

20.     COUNTERPARTS.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.


LICENSOR                                   LICENSEE


Century Rubber, LLC,                       Industrial Rubber Innovations, Inc.,
a California Limited Liability Company     a Florida corporation


/s/   Steven Tieu                          /s/    John Proulx
By:    Steven Tieu                        By:     John Proulx
Its:   Manager                           Its:    President